Exhibit 3.1

BY LAWS OF
Omni Ventures. Inc,

ARTICLE I
OFFICES

The principal office of the corporation shall be located in Olathe, Kansas. The Board of Directors is hereby granted full power and authority to change said principal office from time to time from one location to another within or without the state of incorporation.

ARTICLE II
SHAREHOLDERS

1. MEETINGS - Shareholders meetings shall be held on such date as the Board of Directors shall determine by resolution.

2. ANNUAL MEETINGS - The annual meeting of the shareholders shall be held on such date and at such time as the Board of Directors shall determine by resolution.

3. SPECIAL MEETINGS - A special meeting of the shareholders for any purpose maybe called by the President or by the Board of Directors and shall be called by the President at the request of the holders of not less than one-tenth (1/10) of all the outstanding shares of the corporation entitled to vote at such a meeting.

4. PLACE OF MEETING - The Board of Directors may designate any place within or without the state of incorporation as the place of meeting for any annual or special meeting of shareholders. A waiver of notice, signed by all shareholders entitled to vote at a meeting, may designate any place, either within or without the state of incorporation, as a place for holding of such meeting. If no designation is made, the place of meeting shall be the registered office of the corporation.

5. NOTICE OF MEETING - Written notice, stating the place, day and hour of the meeting, and, in cases of a special meeting, the purpose for which the meeting is called, shall be delivered and/or published as the laws of the State of (State) shall require.

6. FIXING OR RECORD DATE - For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may fix in advance a date as the record date for any such determination of shareholders. Such date, in case of a meeting of shareholders, shall be not less than ten days nor more than fifty days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

7. QUORUM - One third (1/3) of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum. If less than one-third (1/3) of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

8. MANNER OF ACTING - If a quorum is present, the affirmative vote of the majority of the outstanding shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater proportion or number, or voting by classes, is otherwise required by statute or by the Articles of Incorporation or these By-laws.

9. PROXIES - At all meetings of shareholders, a shareholder may vote by proxy executed in writing and filed with the secretary of the corporation.

10. CUMULATIVE VOTING - Cumulative voting is NOT authorized in the election of directors.

ARTICLE III
BOARD OF DIRECTORS

1. GENERAL POWERS - The business and affairs of the corporation shall be managed by its Board of Directors which shall not be less than one, nor more than seven. Each Director shall hold office for one year and thereafter until a successor is elected.

2. ELECTION OF OFFICERS - The Board of Directors shall have authority to elect or appoint all officers, prescribe their duties and determine their compensation, to discharge any such officer with or without cause, assign any new duties or to vary the compensation as they may think proper.

3. REMOVAL / RESIGNATION - Any Director may be removed at any time, with or without cause by a majority vote of the voting stock at a special meeting called for that purpose. A Director may resign at any time by giving written notice to the Board, the President, or the Secretary of the Corporation and acceptance of such resignation shall not be necessary to make it effective. Vacancies may be filled for the unexpired term by a majority vote of the remaining directors.

4. MEETINGS - The Board shall meet after the annual meeting for the purpose of electing officers and such other matters that may come before them. No notice of meeting need be given if the meeting is held on the same day as the annual meeting. The Board may, by resolution, fix the time and place of such other meetings as they deem necessary. The Board of Directors may hold any special meeting by conference telephone by which all directors can hear and speak to each other.

5. QUORUM and MANNER OF ACTING - A majority of the members of the Board shall constitute a quorum, and the act of a majority of the directors so represented shall be the act of the Board.

6. CONSENT WITHOUT A MEETING - Any action required or permitted to be taken by the Board may be taken without a meeting if all Directors consent in writing to such action. Such written consent or consents shall be filed with the minutes of the meeting.

7. CLASSIFICATION OF DIRECTORS - The Board shall have the authority to elect a classification of its members. No classification can be effected when the Board consists of less than three members. The

Board can elect to be divided into three classes with the terms of office staggered over three years. (Class One will be elected for three years, Class Two for two years, Class Three for one year).

8. VACANCIES - Any vacancy occurring in the Board may be filled by the affirmative vote of a majority of the remaining directors.

ARTICLE IV
OFFICERS

1. NUMBER and ELECTION - The officers of the corporation may be a Chairman of the Board of Directors, President, one or more Vice Presidents, a Secretary, and a Treasurer, all of whom shall be elected by the Board. In addition, the Board may elect one or more Assistant Secretaries or Assistant Treasurers who shall be so empowered as shall be determined by the President. The officers shall be natural persons of eighteen years or older. Any two or more offices may be held by the same person.

2. ELECTION and TERM of OFFICE - The Board shall elect the executive officers of the corporation annually.

3. CHAIRMAN of the BOARD of DIRECTORS - A Chairman shall be elected by the Board and shall preside at all meetings of the Board and shareholders.

4. PRESIDENT - The President shall be the Chief Executive Officer of the corporation subject to the direction of the Board. He or she shall have general and active management of the business of the corporation and may execute contracts, deeds and other instruments on behalf of the corporation as is necessary. He or she shall perform such functions as are appropriate for the office of the president and as the Board may prescribe from time to time,

5. VICE PRESIDENT - The Vice Presidents shall be the officer/s next in seniority after the President. They shall perform such duties and exercise such powers as are appropriate and as are prescribed by the President or Board.

6. SECRETARY - The Secretary shall give notice of the meetings of the shareholders and the Board, keep the minutes of such meetings, have charge of the corporate seal and stock records, be responsible for the maintenance of corporate records, and the preparation of reports to governmental agencies, other than tax returns, attest to corporate records by his signature, and perform such other functions as are customary and as may be prescribed by the President or the Board.

7. TREASURER - The Treasurer shall have control of the funds and the care and custody of all securities owned by the corporation and shall be responsible for the preparation and filing of tax returns. The Treasurer shall receive all monies, give receipts, sign and endorse checks, and have charge of disbursement of the corporations funds. The Treasurer shall keep full and accurate records of the receipts and disbursements and shall deposit all monies and valuables in the name of the corporation as designated by the Board and other duties as may be prescribed by the President or the Board.

8. ASSISTANT SECRETARY/TREASURER - The Assistant Secretary or Treasurer-is shall perform such duties and have such powers as the President or the Board may prescribe from time to time.

9. OFFICER REMOVAL/RESIGNATION  Any Officer may be removed at any time by the affirmative vote of a majority of the Board. Any Officer/s may resign at any time by giving written notice of such resignation to the President or Secretary and acceptance of such resignation shall not be necessary to make it effective. Any vacancy may be filed by the President.

10. COMPENSATION - Officers shall receive such compensation for their services as may be authorized by the Board or president.

ARTICLE V
FINANCES

I. CONTRACTS or LOANS - The Board may authorize any officer to enter into any contract or execute any agreement or instigate any loan, check, drafts, or payments for money in or on behalf of the corporation and make deposits to the credit of the corporation in any such banks or trust companies as the Board may select. Such authority may be general or confined to specific instances as determined by resolution of the Board.

ARTICLE VI
CAPITAL STOCK

1. CERTIFICATES for SHARES - The shares of the corporation shall be represented by certificates in such form as shall be determined by the Board.

2. TRANSFER of SHARES - The Board may at its discretion appoint a Transfer Agent or Registrar or have the corporation act on its own behalf in the capacity of transferring and recording its stock.

3. GENERAL PROVISIONS - The capital stock of the corporation may be issued for money, property, services rendered, labor done, cash advanced to or on behalf of the corporation, or for any other assets of value in accordance with an action a the Board of Directors, whose judgement as to the value of the assets received in return for said stock shall be conclusive, and said stock, when issued, shall be fully paid and non-assessable.

ARTICLE VII
INDEMNIFICATION

1.  GENERAL - The corporation shall indemnify and advance expenses to every director, officer, employee, and agent of the corporation in the manner, and to the extent, provided by (State) law.

2. INSURANCE - The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation to the extent provided by (State) law.

3. NO LIABILITY for BREACH of FIDUCIARY DUTY - No director shall be liable to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent provided by (State) law.

ARTICLE VIII
SEAL

The Board shall provide a corporate seal in circular form, bearing the corporate name, state of incorporation and the word "seal".

ARTICLE IX
AMENDMENTS

These Bylaws may at any time and from time to time be amended, supplemented or repealed by the Board.

ARTICLE X
UNIFORMITY OF INTERPRETATION AND SEVERABILITY

The bylaws shall be so interpreted as to conform to the Articles of Incorporation and the statutes of the state of incorporation, and where conflict between them arise, these bylaws shall be considered to be modified to the extent conformity shall require. Such invalidity shall not affect the validity of the remainder of the bylaws and the provisions of these bylaws are declared to be severable.

MINUTES OF MEETING OF
DIRECTOR AND SOLE SHAREHOLDER OF
Omni Ventures, Inc.

In accordance with the Kansas Business Corporation Act, the undersigned, being the sole shareholder and sole director of Omni Ventures, Inc., a Kansas Corporation , held the organizational meeting of the Company as of this 14 day of August, 2008.

The meeting was called to order by the incorporator with the following resolutions being adopted by him:

1.             APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION.

RESOLVED, that the Articles of Incorporation of the Company, which were filed in the office of the Secretary of State in the State of Kansas on August 14, 2008, shall be amended in accordance with the Articles of Amendment to Articles of Incorporation, a copy of which are attached hereto as Exhibit A, be and they hereby are, adopted, approved and ratified as the Amended Articles of Incorporation of the Company; and further

2.             AMENDMENT AND APPROVAL OF BYLAWS

RESOLVED, that the Bylaws of the Company shall be amended and replaced with the form of Amended Bylaws attached hereto as Exhibit B, consisting of Articles I through X on five pages, be, and they hereby are, adopted, approved and ratified as the Bylaws of the Company; and further

                        3               NUMBER OF DIRECTORS

RESOLVED, that pursuant to Section 2 of Article III of the Bylaws, the board of directors of the Company shall be comprised of one person, which may be increased by the Directors to as many as three Directors until such time as a further resolution is adopted by the Directors; and further

4.             ELECTION OF DIRECTORS

RESOLVED, that the following person is elected to serve as the board of directors of the Company until the number of directors is increased and until his successor is duly elected:

Name: Hollis Cunningham

5.             DISCHARGE OF INCORPORATOR

RESOLVED, that the incorporator of the Company, Name, be and he is hereby forever discharged and indemnified by the Company from and against any liability actually incurred by him by reason of having been the incorporator of the Company; and further

                                                6.            ELECTION OF OFFICERS

RESOLVED, that the following persons are elected to the offices set forth next to their names, to serve until the next annual meeting of the directors of the Company or until their successors shall be duly elected and qualified;

Chief Executive Officer and President                                            Hollis Cunningham
Secretary, Treasurer                                                                          Carolyn Cunningham

and further

                                                7.            AUTHORIZATION TO ISSUE CERTIFICATES

RESOLVED, that the president and the secretary, if the two offices are held by different persons, or the president, if the corporation has one officer, be and such persons hereby are authorized to issue certificates for shares in the form appended hereto as Exhibit C; and further

                                                8.             LEGEND ON CERTIFICATES

RESOLVED, that certificates for shares of the Company's common stock shall bear the following legend unless and until the Company may lawfully issue its common stock not subject to the following restrictions:

The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 (the Act), or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the company.

and further

                                                9.     ADOPTION  OF SHARE AND TRANSFER BOOK

RESOLVED, that a share and transfer book shall be adopted as the common share ownership and transfer record of the Company; and further

               10.             CORPORATE BANK ACCOUNTS

RESOLVED, that the proper officers of the Company are authorized and directed to select a bank (hereinafter referred to as the Bank) which hereby is designated as a depository of this Company and that the officers and agents of this Company be and hereby are, and each of them hereby is, authorized to deposit any of the funds of this Company in said Bank either at its head office or any of its branches in one or more separate accounts;

FURTHER RESOLVED, that until further order of this board of directors, any funds of this Company deposited in said Bank shall be subject to withdrawal or charge at any time and from time to time upon checks, notes, drafts, bills of exchange, acceptance, undertaking, or other instruments or orders for the payment of money when made, signed, drawn, accepted or endorsed on behalf of this Company only by Hollis Cunningham and Carolyn Cunningham in his/her respective officership position;

FURTHER RESOLVED, that the Bank is hereby authorized to pay any such instrument or make any such charge and also to receive the same from the payee or any other holder without inquiry as to the circumstances of issue or the disposition of the proceeds even if drawn to the individual order of any signing person, or payable to said Bank or others for their account, or tendered in payment of their individual obligations, and whether drawn against an account in the name of this Company or in the name of any officer or agent of this Company as such;

FURTHER RESOLVED, that the secretary or any other officer of this Company be, and hereby is authorized to certify to the Bank the names of the present officers of this Company and other persons authorized to sign for it and the offices respectively held by them, together with specimens of their signatures, and in case of any change of any holder of any such office or holders of such offices, the facts of such change and the names of any new officers and the offices respectively held by them, together with specimens of their signatures; and the Bank be, and hereby is authorized to honor any instrument signed by any new officer or officers in respect of whom it has received any such certificate or certificates with the same force and effect as if said officer or officers were named in the foregoing resolutions in the place of any person or persons with the same title or titles;

FURTHER RESOLVED, that the Bank be promptly notified in writing by the secretary of this Company of any change in these resolutions, such notice to be given to an officer of the Bank in which any account of this Company may be maintained, and that until it has actually received such notice in writing it is authorized to act in pursuance of these resolutions and that until it has actually so received such notice it shall be indemnified and saved harmless from any loss suffered or liability incurred by it in continuing to act pursuant to these resolutions, even though these resolutions may have been changed;

FURTHER RESOLVED, that the proper officers of the Company shall be authorized to sign and to certify the due adoption by the Board of Directors of any other resolutions required to be adopted by the Bank and all such resolutions shall be deemed to be duly adopted by the Board of Directors and a copy thereof shall be included in the minutes of the meetings of the Board of Directors; and further

                                                11.            AUTHORITY TO BORROW

RESOLVED, that under the authority of the board of directors, the officers of the Company will have the power to borrow funds to be used in the operation of the business of the Company and for the purposes of fulfilling the Company's purposes; and further
                                                12.            CONFIRMATION OF ISSUANCE OF STOCK

Issuance of the following shares were approved in August 2008, but no formal authorization was adopted by the directors.

RESOLVED, that the Company shall issue its common stock upon organization as set forth in this resolution pursuant to offers from each of the following persons, and the proper officers of the Company are authorized and directed to execute, issue and deliver, upon receipt from each, the consideration set forth below from each person, a certificate representing the number of shares of common stock of the Company and any special terms or conditions upon which such shares are issued., as described herein:

Name                                          No of Shares Consideration
Hollis Cunningham                  80,000,000 $0.0001 per share

FURTHER RESOLVED, that certificate(s) evidencing the above shares shall bear the following restrictive legend:

The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 (the Act), or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the company,

                                                13.            INDEMNIFICATION OF OFFICERS AND DIRECTORS

RESOLVED, that the Company hereby agrees that it shall indemnify each director, each officer, each employee, each agent and each fiduciary (including future officers and directors) and his or her respective estates and personal representatives, against expenses reasonably incurred or liability incurred by him or her in connection with any proceeding as that term is defined in the Colorado Business Corporation Act, or threatened proceeding, to which such person may be made a party by reason of his or her being or having been a director, officer, employee, agent or fiduciary of the Company, except in relation to matters as to which he or she shall finally be adjudged in such action, suit or proceeding to be liable for fraud or misconduct; and in the event of settlement before or after an action or suit, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Company is advised by counsel that the person to be indemnified was not engaged in such fraud or misconduct; and the foregoing right of indemnification shall not exclude other rights to which such persons may be entitled; and further

                                                 14.            PROCUREMENT OF HOOKS AND SUPPLIES

RESOLVED, that the secretary be authorized and directed to procure such books and supplies as are necessary or proper for the transaction of business of the Company; and further

                                                 15.            FISCAL YEAR

RESOLVED, that the board of directors hereby determines that the fiscal year of the Company shall end on December 31 of each year; and further

                                                 16.              FEMPOWERING CLAUSE

RESOLVED, that the proper officers of the Company be, and they hereby are, authorized and directed to take such action and to execute and deliver such further documents, in the name and on behalf of the Company, and to pay all expenses and such taxes as in their judgment shall be necessary, proper and advisable in order to fully carry out the intent and to accomplish the purpose of the foregoing resolutions and each of them.

Dated as of the 14th day of August, 2008